FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       AND
                     FIRST AMENDMENT TO AMENDED AND RESTATED
                AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        PAINEWEBBER/GEODYNE ENERGY INCOME
                             LIMITED PARTNERSHIP I-E


      The undersigned, desiring to amend its amended and restated certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat., tit. 54, Section 30l et seq. (1991) (the "Act"), do hereby state, and desiring to amend the Amended and Restated Agreement and Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership I-E dated as of September 10, 1986, as amended do hereby agree:

      1. The name of the limited partnership is "PaineWebber/Geodyne Energy Income Limited Partnership I-E."

The  date of  filing  of the  Original  Certificate  and  Agreement  of  Limited
Partnership was March 5, 1986, as amended by the Amended and Restated Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership I-E filed on March 10, 1989.

      2. The Amended and Restated Certificate of Limited Partnership is hereby revised to change the name of the Limited Partnership to the following:


             Geodyne Energy Income Limited Partnership I-E

      3. (a) The Amended and Restated Certificate of Limited Partnership is hereby revised to change the address of the limited partnership, which is the same address where the records of the limited partnership are kept, to Two West Second Street, Tulsa, Oklahoma 74103.

         (b) The Amended and Restated Certificate of Limited Partnership is hereby revised to change the name and address for the registered agent for service of process to Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.




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





      4. The Amended and Restated Certificate of Limited Partnership is hereby revised to change the name, mailing address, and business address of the general partner as follows:


                         Geodyne Properties, Inc.
                         Two West Second Street
                         Tulsa, OK  74103.

      5. The latest date upon which the limited partnership is to dissolve is December 31, 1999.

      6.  The  Amended  and  Restated   Agreement  and  Certificate  of  Limited
Partnership is hereby revised to replace the first sentence of Section 2.2 with the following:

             The Limited Partnership shall be conducted under the name Geodyne Energy Income Limited Partnership I-E.

      7.  The  Amended  and  Restated   Agreement  and  Certificate  of  Limited
Partnership  is hereby  revised to replace  the third and  fourth  sentences  of
Section 2.2 with the following:

             The office and principal place of business of the Limited Partnership shall be c/o Geodyne Properties, Inc., Two West Second Street, Tulsa, Oklahoma 74103. The agent for service of process on the Limited Partnership shall be Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

      8. On December 18, 1986, PW Energy Inc. , a Delaware corporation, was merged with and into Geodyne Properties, Inc. under the name Geodyne Properties, Inc. ("Geodyne"), as evidenced by a Certificate of Merger of PW Energy Inc. into Geodyne Properties, Inc. filed of record on such date in the office of the Secretary of State of Delaware in Book 466 at Page 609. Geodyne survived the merger as the sole general partner of the PaineWebber/Geodyne Energy Income Limited Partnership I-E.

      9. In all other respects, the Amended and Restated Agreement and Certificate of Limited Partnership is hereby ratified and confirmed.





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




DATED: February 24, 1993

                                         By:  Geodyne Properties, Inc.,
                                              General Partner


                                         By:  // Michael E. Luttrell //
                                              -------------------------
                                              Michael E. Luttrell
                                              Executive Vice President


                                         By:  Geodyne Properties, Inc.,
                                              Attorney-in-fact
                                              for all Limited Partners

                                         By:  // Michael E. Luttrell //
                                              -------------------------
                                              Michael E. Luttrell
                                              Executive Vice President


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